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                                                                    EXHIBIT 99.1

                            PortaCom Wireless, Inc.
                       10061 Talbert Avenue,  Ste. #200
                          Fountain Valley, CA  92708


FOR IMMEDIATE RELEASE
---------------------
June 15, 1998
                                                Contact: Thomas Madden
                                                (253) 815-1076
OTCBB:  PCWR                                    Email: Investor2k@aol.com
VSE:  PCW

    PORTACOM ANNOUNCES CLOSING OF SALE OF EQUITY STAKE IN METROMEDIA CHINA
                     CORPORATION TO VDC CORPORATION, LTD.

     PortaCom Wireless, Inc. ("PortaCom") announced today that it has completed the sale to VDC Corporation, Ltd. (OTCBB: VDCLF) ("VDC") of its 2,000,000 shares and warrants to acquire, at $4 per share, an additional 4,000,000 shares of
Metromedia China Corporation (formerly Metromedia Asia Corporation).   In
consideration for the sale and subject to certain adjustment features, PortaCom received a pool of up to 5,300,000 shares of VDC common stock and a maximum of $3,000,000 in cash. To the extent that more than $384,725 of the cash is used by PortaCom, the excess thereof will result in PortaCom returning to VDC a certain number of shares of VDC common stock according to a predetermined formula. The final amounts of the cash and VDC common stock received will be determined by PortaCom, its creditors and the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

     The combined cash and share components of the sale proceeds will be used to fund PortaCom's plan of reorganization, which has been filed with the Bankruptcy Court but remains subject to, among other things, the approval of impaired creditors and stockholders under the United States Bankruptcy Code and confirmation by the Bankruptcy Court.

     Based on information provided by VDC, VDC is a development stage company that intends to pursue opportunities to establish wireless, wired and cellular telephony systems, operate international telephony gateways and become internet service providers in certain areas of Eastern Europe and Asia, as well as Egypt and the United States. VDC recently announced that it has entered into agreements with Egypt's National Telecom Company to establish, and actively manage, 50% owned Egyptian corporations whose purpose will be to provide telecommunications and internet services in Egypt as well as billing services for telecommunications and utility businesses in Egypt, the Middle East, and Africa.
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     VDC also manages and/or acts as agent for existing communications tower and building top sites and markets the sites to communications companies, such as wireless telephony, paging and cable television service providers, who require the use of such sites for their communications transmitter and receiver infrastructure.

     Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements made by the company involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, Bankruptcy Court actions or proceedings related to the bankruptcy, risks associated with international operations, dependence on licenses, governmental regulations, technological changes, intense competition, dependence on management and the outcome of litigation to which the company is a party. Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements. PortaCom's management disclaims any obligation to forward-looking statements contained herein to reflect any change in PortaCom's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.


                             ON BEHALF OF THE BOARD OF DIRECTORS

                             /s/ Michael A. Richard
                             ---------------------------------
                             Michael A. Richard
                             Chief Executive Officer


     The Vancouver Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the release.